Exhibit 99.1

Revised Financial Highlights

The financial tables in this Exhibit 99.1 reflect revisions to preliminary reported financial results for the three months and fiscal year ended June 30, 2023 related to identified revisions as noted in the Form 8-K/A filed December 8, 2023 (the “Form 8-K/A”).

Fourth Quarter 2023 Segment Review

(Dollars in millions)	Three Months Ended June 30,		Constant Currency
	2023	2022	Change %
Biologics
Net revenue	$400	$645	(38)%
Segment EBITDA	(22)	194	(111)%
Segment EBITDA margin	(5.3)%	30.0%
Pharma and Consumer Health
Net revenue	655	643	2%
Segment EBITDA	180	198	(10)%
Segment EBITDA margin	27.4%	30.8%
Inter-segment revenue elimination	—	(1)	—%
Unallocated costs	(165)	(75)	118%
Combined totals
Net revenue	$1,055	$1,287	(18)%
EBITDA (loss) from operations	$(7)	$317	(101)%

(Dollars in millions)	Three Months Ended June 30, 2023
	Preliminary Results	Revisions	As Revised
Biologics
Net revenue (1)	$406	$(6)	$400
Segment EBITDA (2)	(12)	(10)	(22)
Segment EBITDA margin (2)	(2.9)%	(2.4)%	(5.3)%
Pharma and Consumer Health
Net revenue (1)	662	(7)	655
Segment EBITDA (3)	187	(7)	180
Segment EBITDA margin	28.2%	(0.8)%	27.4%
Inter-segment revenue elimination	—	—	—
Unallocated costs (4)	(157)	(8)	(165)
Combined totals
Net revenue (1)	$1,068	$(13)	$1,055
EBITDA (loss) from operations (5)	$18	$(25)	$(7)
(1)     Revisions to net revenue primarily relates to reversals that will be recognized in future periods.

(2)    Revisions to Biologics Segment EBITDA primarily relate to revenue reversals that will be recognized in future periods, (ii) a non-cash fixed asset write-off, and (iii) an inventory revaluation adjustment.

(3)    Revisions to Pharma and Consumer Health Segment EBITDA primarily relate to revenue reversals that will be recognized in future periods.

(4)    Revisions to unallocated costs represent fixed asset impairment charges primarily associated with an idle facility in the Biologics segment.

(5)    Revisions to EBITDA (loss) from operations primarily represent (i) revenue reversals that will be recognized in future periods, (ii) a non-cash fixed asset write-off, (iii) fixed asset impairment charges primarily associated with an idle facility in the Biologics segment, and (iv) an inventory revaluation adjustment.

Fiscal Year 2023 Segment Review

(Dollars in millions)	Fiscal Year Ended June 30,		FX Impact	Constant Currency Increase (Decrease)
	2023	2022		Change $	Change %
Biologics
Net revenue	$1,978	$2,534	$(31)	$(525)	(21)%
Segment EBITDA	277	777	(4)	(496)	(64)%
Segment EBITDA margin	14.0%	30.7%
Pharma and Consumer Health
Net revenue	2,287	2,271	(77)	93	4%
Segment EBITDA	548	589	(23)	(18)	(3)%
Segment EBITDA margin	24.0%	25.9%
Inter-segment revenue elimination	(2)	(3)	—	1	*
Unallocated Costs	(559)	(286)	10	(283)	99%
Combined totals
Net revenue	$4,263	$4,802	$(108)	$(431)	(9)%
EBITDA from operations	$266	$1,080	$(17)	$(797)	(74)%

(Dollars in millions)	Fiscal Year Ended June 30, 2023
	Preliminary Results	Revisions	As Revised
Biologics
Net revenue (1)	$1,984	$(6)	$1,978
Segment EBITDA (2)	287	(10)	277
Segment EBITDA margin (2)	14.5%	(0.5)%	14.0%
Pharma and Consumer Health
Net revenue (1)	2,294	(7)	2,287
Segment EBITDA (3)	555	(7)	548
Segment EBITDA margin	24.2%	(0.2)%	24.0%
Inter-segment revenue elimination	(2)	—	(2)
Unallocated costs (4)	(551)	(8)	(559)
Combined totals
Net revenue (1)	$4,276	$(13)	$4,263
EBITDA (loss) from operations (5)	$291	$(25)	$266
(1)     Revisions primarily relate to reversals that will be recognized in future periods.
(2)    Revisions to Biologics Segment EBITDA primarily represent (i) revenue reversals that will be recognized in future periods, (ii) a non-cash fixed asset write-off, and (iii) an inventory valuation adjustment.

(3)    Revisions to Pharma and Consumer Health Segment EBITDA primarily relate to revenue reversals that will be recognized in future periods.

(4)    Revisions to unallocated costs represent fixed asset impairment charges primarily associated with an idle facility in the Biologics segment.

(5)    Revisions to EBITDA (loss) from operations primarily represent (i) revenue reversals that will be recognized in future periods, (ii) a non-cash fixed asset write-off, (iii) fixed asset impairment charges primarily associated with an idle facility in the Biologics segment, and (iv) an inventory valuation adjustment.

Biologics segment	2023 vs. 2022		2023 vs. 2022
Year-Over-Year Change	Three Months Ended June 30,		Fiscal Year Ended June 30,
	Net Revenue	Segment EBITDA	Net Revenue	Segment EBITDA
Organic	(38)%	(110)%	(21)%	(62)%
Impact of acquisitions	—%	(1)%	—%	(2)%
Constant-currency change	(38)%	(111)%	(21)%	(64)%
Foreign exchange translation impact on reporting	—%	—%	(1)%	—%
Total % change	(38)%	(111)%	(22)%	(64)%

Pharma and Consumer Health segment	2023 vs. 2022		2023 vs. 2022
Year-Over-Year Change	Three Months Ended June 30,		Fiscal Year Ended June 30,
	Net Revenue	Segment EBITDA	Net Revenue		Segment EBITDA
Organic	(2)%	(14)%	(1)%		(9)%
Impact of acquisitions	4%	4%	5%		6%
Constant-currency change	2%	(10)%	4%	4%	(3)%
Foreign currency translation impact on reporting	—%	1%	(3)%		(4)%
Total % change	2%	(9)%	1%		(7)%

Segment Net Revenue as a % of Total Net Revenue

	Three Months Ended
	June 30, 2023	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022
Biologics	38%	46%	50%	51%	50%
Pharma and Consumer Health	62%	54%	50%	49%	50%
Net Revenue	100%	100%	100%	100%	100%
Non-GAAP Financial Measures
Use of EBITDA from operations, Adjusted EBITDA, Adjusted Net Income and Segment EBITDA
Management measures operating performance based on consolidated earnings from operations before interest expense, expense (benefit) for income taxes, and depreciation and amortization, adjusted for the income or loss attributable to non-controlling interests (“EBITDA from operations”). EBITDA from operations is not defined under U.S. GAAP, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations.
Catalent believes that the presentation of EBITDA from operations enhances an investor’s understanding of its financial performance. Catalent believes this measure is a useful financial metric to assess its operating performance across periods by excluding certain items that it believes are not representative of its core business and uses this measure for business planning purposes.

In addition, given the significant investments that Catalent has made in the past in property, plant and equipment, depreciation and amortization expenses represent a meaningful portion of its cost structure. Catalent believes that EBITDA from operations will provide investors with a useful tool for assessing the comparability between periods of Catalent's ability to generate cash from operations sufficient to pay taxes, to service debt and to undertake capital expenditures because it eliminates depreciation and amortization expense. Catalent presents EBITDA from operations in order to provide supplemental information that it considers relevant for the readers of its consolidated financial statements, and such information is not meant to replace or supersede U.S. GAAP measures. Catalent’s definition of EBITDA from operations may not be the same as similarly titled measures used by other companies.

Catalent evaluates the performance of its segments based on segment earnings before non-controlling interest, other (income) expense, impairments, restructuring costs, interest expense, income tax expense (benefit), and depreciation and amortization (“Segment EBITDA”). Moreover, under Catalent’s credit agreement, its ability to engage in certain activities, such as incurring certain additional indebtedness, making certain investments and paying certain dividends, is tied to ratios based on Adjusted EBITDA, which is not defined under U.S. GAAP, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP, and is subject to important limitations. Adjusted EBITDA is the covenant compliance measure used in the credit agreement governing debt incurrence and restricted payments. Because not all companies use identical calculations, Catalent’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures of other companies.

Management also measures operating performance based on Adjusted Net Income and Adjusted Net Income per share. Adjusted Net Income is not defined under U.S. GAAP, is not a measure of operating income, operating performance, or liquidity presented in accordance with U.S. GAAP and is subject to important limitations. Catalent believes that the presentation of Adjusted Net Income and Adjusted Net Income per share enhances an investor’s understanding of its financial performance. Catalent believes these measures are a useful financial metric to assess its operating performance across periods by excluding certain items that it believes are not representative of its core business and Catalent uses these measures for business planning purposes. Catalent defines Adjusted Net Income as net earnings adjusted for amortization attributable to purchase accounting and adjustments for other cash and non-cash items included in the table below, partially offset by its estimate of the tax effects of such cash and non-cash items. Catalent believes that Adjusted Net Income and Adjusted Net Income per share provides investors with a useful tool for assessing the comparability between periods of its ability to generate cash from operations available to its stockholders. Catalent’s definition of Adjusted Net Income may not be the same as similarly titled measures used by other companies. Adjusted Net Income per share is computed by dividing Adjusted Net Income by the weighted average diluted shares outstanding.

The most directly comparable U.S. GAAP measure to EBITDA from operations, Adjusted EBITDA, and Adjusted Net Income is net earnings. Included in this release is a reconciliation of net earnings to EBITDA from operations, Adjusted EBITDA and Adjusted Net Income.

Catalent does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable U.S. GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting, and analyzing future periods, Catalent does so primarily on a non-GAAP basis without preparing a U.S. GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, equity compensation expense would be difficult to estimate because it depends on Catalent’s future hiring and retention needs, as well as the future fair market value of its common stock, all of which are difficult to predict and subject to constant change. It is equally difficult to anticipate the need for or magnitude of a presently unforeseen one-time restructuring expense or the values of end-of-period foreign currency exchange rates. As a result, Catalent does not believe that a U.S. GAAP reconciliation would provide meaningful supplemental information about its outlook.

Use of Constant Currency
As changes in exchange rates are an important factor in understanding period-to-period comparisons, Catalent believes the presentation of results on a constant-currency basis in addition to reported results helps improve investors’ ability to understand its operating results and evaluate its performance in comparison to prior periods. Constant-currency information compares results between periods as if exchange rates had remained constant period over period. Catalent uses results on a constant-currency basis as one measure to evaluate its performance. Catalent calculates constant currency by calculating current-year results using prior-year foreign currency exchange rates. Catalent generally refers to such amounts calculated on a constant-currency basis as excluding the impact of foreign exchange or being on a constant-currency basis. These results should be considered in addition to, not as a substitute for, results reported in accordance with U.S. GAAP. Results on a constant-currency basis, as Catalent presents them, may not be comparable to similarly titled measures used by other companies and are not measures of performance presented in accordance with U.S. GAAP.

Forward-Looking Statements
This release contains both historical and forward-looking statements and guidance. All statements other than statements of historical fact, are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by the use of statements that include phrases such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “plan,” “project,” “predict,” “hope,” “foresee,” “likely,” “may,” “could,” “target,” “will,” “would,” or other words or phrases with similar meanings. Similarly, statements that describe Catalent’s objectives, plans, or goals are, or may be, forward-looking statements. These statements are based on current expectations of future events. If underlying assumptions prove inaccurate or unknown risks or uncertainties materialize, actual results could vary materially from Catalent’s expectations, projections, and guidance. Some of the factors that could cause actual results to differ include, but are not limited to, the following: actions of activist shareholders; increasing focus by investors, regulators, customers, and other stakeholders on ESG matters; failure to comply with existing, changing and future regulatory requirements; failure to implement fully, monitor, and continuously improve Catalent’ quality management strategy; Catalent’s ability to resolve productivity issues and higher-than-expected costs at certain of its manufacturing facilities; the declining demand for various vaccines and treatments for the SARS-Co-V-2 strain of coronavirus and its variants (“COVID-19”) from both patients and governments around the world may affect sales of the COVID-19 products Catalent manufactures; demand for Catalent’s offerings, which depends in part on its customers’ research and development and the clinical and market success of their products; participation in a highly competitive market and increased competition; product and other liability risks; global health epidemics; problems providing the highly exacting and complex services or support required; inability to keep pace with rapid technological advances; failure to protect or maintain intellectual property; risks related to Catalent’s offerings or its customers’ products infringing on the intellectual property rights of third parties; events that diminish, tarnish, or otherwise damage Catalent’s brand; fluctuations in the costs, availability, and suitability of the components of the products Catalent manufactures; the impact of and risks related to impairment losses with respect to goodwill or other assets and the possibility that Catalent may incur additional impairment charges; changes in market access or healthcare reimbursement or the healthcare industry in the United States or internationally; Catalent’s limited ability to use net operating loss carryforwards and certain other tax attributes; changes to the estimated future profitability of Catalent’s business that would require the establishment of an additional valuation allowance against net deferred tax assets; loss of key personnel; inability to complete any future acquisition or other transaction that may complement or expand Catalent’s business or divestiture of non-strategic businesses or assets and difficulties in successfully integrating acquired businesses and realizing anticipated benefits of such acquisitions; risks related to advanced modalities included within Catalent’s services, which are relatively new modes of treatment that may be subject to changing public opinion, continuing research, and increased regulatory scrutiny; the possibility of litigation, other proceedings and government investigations relating to Catalent’s operations; environmental, health, and safety laws and regulations, which could increase costs and restrict operations; labor and employment laws and regulations or labor difficulties, which could increase costs or result in operational disruptions; partnerships with companies that focus on the development of cannabis-based medicines and drug therapies, which is a business that attracts a high level of public interest and regulation; additional cash contributions required to fund Catalent’s existing pension plans; global economic, political and regulatory risks to Catalent’s operations, including risks from inflation, disruptions to global supply chains, bank failures or from the Ukrainian-Russian war and the recent war in Gaza between Israel and Hamas; fluctuations in the exchange rate of the U.S. dollar against other currencies; adverse tax legislative or regulatory initiatives or challenges or adjustments to Catalent’s tax positions; risks generally associated with information and communication systems; risks associated with foreign operations; new risks and challenges presented by artificial intelligence-based platforms; failure of financial institutions holding Catalent’s cash, cash equivalents and financial investments; risks associated with Catalent’s indebtedness, including substantial leverage that may limit Catalent’s ability to raise additional capital to fund operations and react to changes in the economy or in the industry, Catalent’s ability to incur significant additional debt and exposure to interest-rate risk to the extent of Catalent’s variable-rate debt preventing it from meeting its obligations under its indebtedness; failure to maintain effective disclosure controls and procedures due to material weaknesses Catalent has identified in its internal controls over financial reporting; historical and ongoing volatility of Catalent’s stock price; the loss of Catalent’s eligibility to use the Form S-3 registration statement, which could impair capital-raising activities; and delays or prevention of changes of control due to provisions in Catalent’s organizational documents. For a more detailed discussion of these and other factors, see the information under the caption “Risk Factors” in Catalent’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023, and its Quarterly Report on Form 10-Q for the three months ended September 30, 2023. All forward-looking statements speak only as of the date of this release or as of the date they are made, and Catalent does not undertake to update any forward-looking statement, including without limitation, any financial projection or guidance, as a result of new information, future events, developments, or otherwise, except to the extent required by law.

Catalent, Inc.
Consolidated Statements of Operations
(Unaudited; dollars and shares in millions, except per share data)

	Three Months Ended June 30,		FX Impact	Constant Currency Increase (Decrease)
	2023	2022		Change $	Change %
Net revenue	$1,055	$1,287	$3	$(235)	(18)%
Cost of sales	840	825	2	13	2%
Gross margin	215	462	1	(248)	(53)%
Selling, general, and administrative expenses	217	226	1	(10)	(5)%
Other operating expense, net	124	16	2	106	715%
Operating (loss) earnings	(126)	220	(2)	(344)	(156)%
Interest expense, net	56	32	(1)	25	76%
Other (income) expense, net	(5)	3	1	(9)	(268)%
(Loss) earnings before income taxes	(177)	185	(2)	(360)	(194)%
Income tax (benefit) expense	(67)	17	(2)	(82)	(475)%
Net (loss) earnings	$(110)	$168	$—	$(278)	(164)%

Weighted average shares outstanding - basic	181	180
Weighted average shares outstanding - diluted	181	181

(Loss) earnings per share:
Basic
Net (loss) earnings	$(0.59)	$0.94
Diluted
Net (loss) earnings	$(0.59)	$0.93

The table below reflects the revisions to preliminary reported financial results for the three months ended June 30, 2023:

	Three Months Ended June 30, 2023
	Preliminary Results	Revisions	As Revised
Net revenue (1)	$1,068	$(13)	$1,055
Cost of sales (2)	833	7	840
Gross margin	235	(20)	215
Selling, general, and administrative expenses	219	(2)	217
Other operating expense, net (3)	116	8	124
Operating loss	(100)	(26)	(126)
Interest expense, net	54	2	56
Other income, net	(4)	(1)	(5)
Loss before income taxes	(150)	(27)	(177)
Income tax benefit (4)	(64)	(3)	(67)
Net loss	$(86)	$(24)	$(110)

Weighted average shares outstanding - basic	181	—	181
Weighted average shares outstanding - diluted	181	—	181

Loss per share:
Basic
Net loss	$(0.48)	$(0.11)	$(0.59)
Diluted
Net loss	$(0.48)	$(0.11)	$(0.59)

(1)    Revisions to net revenue primarily relate to reversals that will be recognized in future periods.

(2)    Revisions to cost of sales relates to a non-cash fixed asset write-off and an inventory valuation adjustment.

(3)    Revisions to other operating expense, net represent fixed asset impairment charges primarily associated with an idle facility in the Biologics segment.

(4)    Revisions to income tax benefit are the result of the associated tax impact of the pre-tax revisions.

Catalent, Inc.
Consolidated Statements of Operations
(Unaudited; dollars and shares in millions, except per share data)

	Fiscal Year Ended June 30,		FX impact	Constant Currency Increase (Decrease)
	2023	2022		Change $	Change %
Net revenue	$4,263	$4,802	$(108)	$(431)	(9)%
Cost of sales	3,223	3,188	(78)	113	4%
Gross margin	1,040	1,614	(30)	(544)	(34)%
Selling, general and administrative expenses	829	844	(11)	(4)	—%
Gain on sale of subsidiary	—	(1)	—	1	*
Goodwill impairment charges	210	—	—	210	*
Other operating expense, net	164	41	2	121	296%
Operating (loss) earnings	(163)	730	(21)	(872)	(120)%
Interest expense, net	186	123	(2)	65	53%
Other (income) expense, net	(7)	28	(11)	(24)	(85)%
(Loss) earnings before taxes	(342)	579	(8)	(913)	(158)%
Income tax (benefit) expense	(86)	80	(5)	(161)	(201)%
Net (loss) earnings	$(256)	$499	$(3)	$(752)	(151)%
Less: Net earnings attributable to preferred shareholders	—	(16)
Net (loss) earnings attributable to common shareholders	$(256)	$483

Weighted average shares outstanding - basic	181	176
Weighted average shares outstanding - diluted	181	178

Earnings (loss) per share:
Basic
Net (loss) earnings	$(1.42)	$2.74
Diluted
Net (loss) earnings	$(1.42)	$2.73

The table below reflects the revisions to preliminary reported financial results for the fiscal year ended June 30, 2023:

	Fiscal Year Ended June 30, 2023
	Preliminary Results	Revisions	As Revised
Net revenue (1)	$4,276	$(13)	$4,263
Cost of sales (2)	3,216	7	3,223
Gross margin	1,060	(20)	1,040
Selling, general and administrative expenses	831	(2)	829
Goodwill impairment charges	210	—	210
Other operating expense, net (3)	156	8	164
Operating loss	(137)	(26)	(163)
Interest expense, net	184	2	186
Other income, net	(6)	(1)	(7)
Loss before taxes	(315)	(27)	(342)
Income tax benefit (4)	(83)	(3)	(86)
Net loss	$(232)	$(24)	$(256)

Weighted average shares outstanding - basic	181	—	181
Weighted average shares outstanding - diluted	181	—	181

Loss per share:
Basic
Net loss	$(1.29)	$(0.13)	$(1.42)
Diluted
Net loss	$(1.29)	$(0.13)	$(1.42)

(1) Revisions to net revenue primarily relate to reversals that will be recognized in future periods.

(2) Revisions to costs of sales relate to a non-cash fixed asset write-off and an inventory valuation adjustment.

(3) Revisions to other operating expense, net represents fixed asset impairment charges primarily associated with an idle facility in the Biologics segment.

(4)    Revisions to income tax benefit are the result of the associated tax impact of the pre-tax revisions.

Catalent, Inc.
Condensed Consolidated Balance Sheets
(Unaudited; dollars in millions)

	June 30, 2023	June 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$280	$449
Trade receivables, net	1,002	1,051
Inventories	777	702
Prepaid expenses and other	633	626
Marketable securities	—	89
Total current assets	2,692	2,917
Property, plant, and equipment, net	3,682	3,127
Other non-current assets, including intangible assets	4,403	4,464
Total assets	$10,777	$10,508

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term obligations and other short-term borrowings	$536	$31
Accounts payable	424	421
Other accrued liabilities	570	646
Total current liabilities	1,530	1,098
Long-term obligations, less current portion	4,313	4,171
Other non-current liabilities	323	464
Total shareholders' equity	4,611	4,775
Total liabilities and shareholders' equity	$10,777	$10,508

The table below reflects the revisions to preliminary reported financial results as of June 30, 2023:

	June 30, 2023
	Preliminary Results	Revisions	As Revised
ASSETS
Current assets:
Cash and cash equivalents	$280	$—	$280
Trade receivables, net (1)	977	25	1,002
Inventories (2)	764	13	777
Prepaid expenses and other (1)	658	(25)	633
Total current assets	2,679	13	2,692
Property, plant, and equipment, net (3)	3,699	(17)	3,682
Other non-current assets, including intangible assets	4,404	(1)	4,403
Total assets	$10,782	$(5)	$10,777

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term obligations and other short-term borrowings	$536	$—	$536
Accounts payable	427	(3)	424
Other accrued liabilities (4)	544	26	570
Total current liabilities	1,507	23	1,530
Long-term obligations, less current portion	4,313	—	4,313
Other non-current liabilities	327	(4)	323
Total shareholders' equity (5)	4,635	(24)	4,611
Total liabilities and shareholders' equity	$10,782	$(5)	$10,777

(1)    Revisions were the result of a reclassification between trade receivables and short-term contract assets.

(2)    Revisions to inventories was the net result of a balance sheet gross-up adjustment and a valuation adjustment.

(3)    Revisions to property, plant and equipment, net were related to fixed asset impairments and a non-cash fixed asset write-off.

(4)    Revisions primarily relate to a balance sheet gross-up of inventories and revenue reversals that increased deferred revenue which will be recognized in future periods.

(5)    Revisions to shareholders' equity consist of (i) revenue reversals that will be recognized in future periods, (ii) fixed asset impairments, (iii) a non-cash fixed asset write-off, (iv) an inventory valuation adjustment, and (v) the associated tax impacts of the pre-tax revisions.

Catalent, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited; dollars in millions)

	Fiscal Year Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by operating activities	$254	$439
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, equipment, and other productive assets	(576)	(660)
Proceeds from maturity (purchases) of marketable securities	89	(20)
Proceeds from sale of property and equipment	8	—
Settlement on sale of subsidiaries, net	—	(3)
Payment for acquisitions, net of cash acquired	(474)	(1,199)
Payments for investments	(2)	(2)
Net cash used in investing activities	(955)	(1,884)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowing	715	1,100
Payments related to long-term obligations	(230)	(78)
Financing fees paid	(4)	(15)
Dividends paid	—	(4)
Cash paid, in lieu of equity, for tax withholding obligations	—	(10)
Exercise of stock options	4	26
Other financing activities	36	12
Net cash provided by financing activities	521	1,031
Effect of foreign currency exchange on cash and cash equivalents	11	(33)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(169)	(447)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	449	896
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$280	$449

The table below reflects the revisions to preliminary reported financial results for the fiscal year ended June 30, 2023:

	Fiscal Year Ended June 30, 2023
	Preliminary Results	Revisions	As Revised
CASH FLOWS FROM OPERATING ACTIVITIES:
Net cash provided by operating activities	$261	$(7)	$254
CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property, equipment, and other productive assets	(583)	7	(576)
Proceeds from maturity (purchases) of marketable securities	89	—	89
Proceeds from sale of property and equipment	8	—	8
Payment for acquisitions, net of cash acquired	(474)	—	(474)
Payments for investments	(2)	—	(2)
Net cash used in investing activities	(962)	7	(955)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from borrowing	715	—	715
Payments related to long-term obligations	(230)	—	(230)
Financing fees paid	(4)	—	(4)
Exercise of stock options	4	—	4
Other financing activities	36	—	36
Net cash provided by financing activities	521	—	521
Effect of foreign currency exchange on cash and cash equivalents	11	—	11
NET DECREASE IN CASH AND CASH EQUIVALENTS	(169)	—	(169)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	449	—	449
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$280	$—	$280

Catalent, Inc.
Reconciliation of Net Earnings (Loss) to EBITDA from Operations and Adjusted EBITDA*
(Unaudited; dollars in millions)

	Three months ended
	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023
Net earnings (loss)	$168	$—	$81	$(227)	$(110)
Interest expense, net	32	32	47	51	56
Income tax expense (benefit)	17	3	33	(55)	(67)
Depreciation and amortization	100	99	103	106	114
EBITDA (loss) from operations	317	134	264	(125)	(7)
Goodwill impairment charges	—	—	—	210	—
Stock-based compensation	12	19	10	6	—
Impairment charges and gain/loss on sale of assets	10	(2)	1	6	93
Restructuring costs	5	4	23	9	30
Acquisition, integration, and other special items	8	5	9	8	9
Foreign exchange (gain) loss	6	27	(26)	(8)	(4)
Other adjustments	—	—	2	(1)	1
Adjusted EBITDA	$358	$187	$283	$105	$122
Favorable (unfavorable) FX impact					1
Adjusted EBITDA at constant currency					$121

* Refer to Catalent's description of non-GAAP measures, including EBITDA from operations and Adjusted EBITDA as referenced above.

The table below reflects the revisions to preliminary reported financial results for the three months ended June 30, 2023:

	Three months ended June 30, 2023
	Preliminary Results	Revisions	As Revised
Net loss (1)	$(86)	$(24)	$(110)
Interest expense, net	54	2	56
Income tax benefit (2)	(64)	(3)	(67)
Depreciation and amortization	114	—	114
EBITDA (loss) from operations	18	(25)	(7)
Impairment charges and gain/loss on sale of assets (3)	85	8	93
Restructuring costs	30	—	30
Acquisition, integration, and other special items	9	—	9
Foreign exchange gain	(4)	—	(4)
Other adjustments	1	—	1
Adjusted EBITDA	$139	$(17)	$122
Favorable (unfavorable) FX impact	—	1	1
Adjusted EBITDA at constant currency	$139	$(18)	$121

(1)    Revisions to net loss relate to (i) revenue reversals that will be recognized in future periods, (ii) a non-cash fixed asset write-off, (iii) fixed asset impairment charges, (iv) an inventory valuation adjustment, and (v) the associated tax impact of the pre-tax revisions.

(2)    Revisions to income tax benefit are the result of the tax impact of the pre-tax revisions.

(3)    Revisions to impairment charges and gain/loss on sale of assets represents fixed asset impairment charges primarily associated with an idle facility in the Biologics segment.

Catalent, Inc.
Reconciliation of Net Earnings to Adjusted Net Income*
(Unaudited; dollars in millions, except per share data)

	Three months ended
	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023
Net earnings (loss)	$168	$—	$81	$(227)	$(110)
Amortization (1)	33	33	34	34	35
Goodwill impairment charges (2)	—	—	—	210	—
Stock-based compensation	12	19	10	6	—
Impairment charges and gain/loss on sale of assets (3)	10	(2)	1	6	93
Restructuring costs (4)	5	4	23	9	30
Acquisition, integration, and other special items (5)	8	5	9	8	9
Foreign exchange loss (gain)	6	27	(26)	(8)	(4)
Other adjustments	(1)	—	2	—	—
Estimated tax effect of adjustments (6)	(18)	(19)	(12)	(12)	(83)
Discrete income tax benefit items (7)	(28)	(6)	—	(43)	31
Adjusted net income (loss) (ANI)	$195	$61	$122	$(17)	$1

Weighted average shares outstanding - basic	180				181
Weighted average shares outstanding - diluted	181				182

Earnings per share:
Net earnings (loss) per share - basic	$0.94				$(0.59)
Net earnings (loss) per share - diluted	$0.93				$(0.59)

ANI per share:
ANI per share - basic	$1.09				$0.02
ANI per share - diluted (8)	$1.08				$0.02

* Refer to Catalent's description of non-GAAP measures, including Adjusted Net Income as referenced above.

(1)    Represents the amortization attributable to purchase accounting for previously completed business combinations.

(2)    Goodwill impairment charges during the three months ended March 31, 2023 were associated with the Company's Consumer Health reporting unit.

(3)    For the three months ended June 30, 2023, represents fixed asset impairment charges primarily associated with an idle facility in the Biologics segment and obsolete equipment that could not be sold or repurposed in the Pharma and Consumer Health segment. For the three months ended June 30, 2022, represents fixed asset impairment charges primarily associated with obsolete equipment in the Biologics segment.

(4)    Restructuring costs during the three months ended March 31, 2023 and December 31, 2022 represent restructuring charges associated with Catalent's plans to reduce costs, consolidate facilities, and optimize its infrastructure across the organization.

(5)    Acquisition, integration and other special items during the three months ended December 31, 2022 include costs associated with its October 2022 acquisition of Metrics Contract Services.

(6)    The tax effect of adjustments to Adjusted Net (Loss) Income is computed by applying the statutory tax rate in the jurisdictions to the income or expense items that are adjusted in the period presented; if a valuation allowance exists, the rate applied is zero.

(7)    Discrete period income tax expense items are unusual or infrequently occurring items, primarily including: changes in judgment related to the realizability of deferred tax assets in future years, changes in measurement of a prior-year tax position, deferred tax impact of changes in tax law, and purchase accounting.

(8)    For the three months ended June 30, 2023 and 2022, represents Adjusted Net (Loss) Income divided by the weighted average sum of fully diluted shares outstanding, which is equal to (a) the number of shares of common stock outstanding, plus (b) the number of shares of its common stock that would be issued assuming exercise or vesting of all potentially dilutive instruments. For the three months ended June 30, 2023 and 2022, the weighted average number of shares was 182 million and 181 million, respectively.

The table below reflects the revisions to preliminary reported financial results for the three months ended June 30, 2023:

	Three months ended June 30, 2023
	Preliminary Results	Revisions	As Revised
Net loss (1)	$(86)	$(24)	$(110)
Amortization	35	—	35
Impairment charges and gain/loss on sale of assets (2)	85	8	93
Restructuring costs	30	—	30
Acquisition, integration, and other special items	9	—	9
Foreign exchange gain	(4)	—	(4)
Estimated tax effect of adjustments	(81)	(2)	(83)
Discrete income tax benefit items	28	3	31
Adjusted net income (ANI)	$16	$(15)	$1

Weighted average shares outstanding - basic	181	—	181
Weighted average shares outstanding - diluted	182	—	182

Loss per share:
Net loss per share - basic	$(0.48)	$(0.11)	$(0.59)
Net loss per share - diluted	$(0.48)	$(0.11)	$(0.59)

ANI per share:
ANI per share - basic	$0.09	$(0.07)	$0.02
ANI per share - diluted	$0.09	$(0.07)	$0.02
(1)    Revisions to the components of net loss relate to (i) revenue reversals that will be recognized in future periods, (ii) a non-cash fixed asset write-off, (iii) fixed asset impairment charges, (iv) an inventory valuation adjustment, and (v) the associated tax impact of the pre-tax revisions.

(2)    Revisions to impairment charges and gain/loss on sale of assets represents fixed asset impairment charges primarily associated with an idle facility in the Biologics segment.

Catalent, Inc.
Reconciliation of Segment EBITDA to Net (Loss) Earnings
(Unaudited; dollars in millions, except per share data)

	Three Months Ended June 30,		Fiscal Year Ended June 30,
	2023	2022	2023	2022
Biologics Segment EBITDA	$(22)	$194	$277	$777
Pharma and Consumer Health Segment EBITDA	180	198	548	589
Sub-Total	$158	$392	$825	$1,366
Reconciling items to net earnings
Unallocated costs (1)	(165)	(75)	(559)	(286)
Depreciation and amortization	(114)	(100)	(422)	(378)
Interest expense, net	(56)	(32)	(186)	(123)
Income tax expense	67	(17)	86	(80)
Net (loss) earnings	$(110)	$168	$(256)	$499

(1)    Unallocated costs include restructuring and special items, stock-based compensation, impairment charges, gain/loss on sale of subsidiary, certain other corporate directed costs, and other costs that are not allocated to the segments.
The table below reflects the revisions to preliminary reported financial results for the three months ended June 30, 2023:

	Three Months Ended June 30, 2023
	Preliminary Results	Revisions	As Revised
Biologics Segment EBITDA (1)	$(12)	$(10)	$(22)
Pharma and Consumer Health Segment EBITDA (2)	187	(7)	180
Sub-Total (1)	$175	$(17)	$158
Reconciling items to net earnings
Unallocated costs (3)	(157)	(8)	(165)
Depreciation and amortization	(114)	—	(114)
Interest expense, net	(54)	(2)	(56)
Income tax benefit (3)	64	3	67
Net loss	$(86)	$(24)	$(110)
(1)    Revisions to Segment EBITDA primarily represent (i) revenue reversals that will be recognized in future periods, (ii) a non-cash fixed asset write-off, and (iii) an inventory valuation adjustment.

(2)    Revisions to Pharma and Consumer Health Segment EBITDA primarily represent revenue reversals that will be recognized in future periods.

(3)    Revisions to unallocated costs represent fixed asset impairment charges primarily associated with an idle facility in the Biologics segment.

(4)    Revisions to income tax benefit are the result of the associated tax impact of the pre-tax revisions.

Catalent, Inc.
Calculation of Net Leverage Ratio
(Unaudited; dollars in millions)

	June 30, 2022	September 30, 2022	December 31, 2022	March 31, 2023	June 30, 2023
Incremental Term Loan, due 2028	$1,433	$1,429	$1,426	$1,422	$1,418
Revolving credit facility	—	75	600	550	500
Unamortized discount and debt issuance costs	(9)	(7)	(13)	(12)	(11)
Total Secured Debt	1,424	1,497	2,013	1,960	1,907
Senior Notes, due 2027, 5.000%	500	500	500	500	500
Senior Notes, due 2028 (EUR), 2.375%	874	794	879	895	904
Senior Notes, due 2029, 3.125%	550	550	550	550	550
Senior Notes due 2030, 3.500%	650	650	650	650	650
Finance Leases / Other	234	245	291	323	366
Unamortized discount and debt issuance costs	(30)	(32)	(30)	(29)	(28)
Total Unsecured Debt	2,778	2,707	2,840	2,889	2,942
Total Debt	4,202	4,204	4,853	4,849	4,849
Cash and Cash Equivalents	449	281	442	252	280
Marketable Securities	89	64	28	—	—
Total Net Debt	$3,664	$3,859	$4,383	$4,597	$4,569
Adjusted EBITDA
Q1 2022	252
Q2 2022	310	310
Q3 2022	339	339	339
Q4 2022	358	358	358	358
Q1 2023		187	187	187	187
Q2 2023			283	283	283
Q3 2023				105	105
Q4 2023					122
LTM Adjusted EBITDA	$1,259	$1,194	$1,167	$933	$697
Net First Lien Debt / LTM Adj. EBITDA (1)	0.9x	1.2x	1.6x	2.2x	2.9x
Net Sr. Secured Debt / Adj. EBITDA	0.7x	1.0x	1.3x	1.8x	2.3x
Net Debt / LTM Adj. EBITDA	2.9x	3.2x	3.8x	4.9x	6.6x

(1)     Net First Lien Debt ratio represents gross secured debt and finance leases/other outstanding, less cash and cash equivalents and marketable securities, divided by LTM Adjusted EBITDA.

The table below reflects the revisions to preliminary reported financial results for the three months ended June 30, 2023:

	Three months ended June 30, 2023
	Preliminary Results	Revisions	As Revised
Incremental Term Loan, due 2028	$1,418	$—	$1,418
Revolving credit facility	500	—	500
Unamortized discount and debt issuance costs	(11)	—	(11)
Total Secured Debt	1,907	—	1,907
Senior Notes, due 2027, 5.000%	500	—	500
Senior Notes, due 2028 (EUR), 2.375%	904	—	904
Senior Notes, due 2029, 3.125%	550	—	550
Senior Notes due 2030, 3.500%	650	—	650
Finance Leases / Other	366	—	366
Unamortized discount and debt issuance costs	(28)	—	(28)
Total Unsecured Debt	2,942	—	2,942
Total Debt	4,849	—	4,849
Cash and Cash Equivalents	280	—	280
Marketable Securities	—	—	—
Total Net Debt	$4,569	$—	$4,569
Adjusted EBITDA
Q1 2023	187	—	187
Q2 2023	283	—	283
Q3 2023	105	—	105
Q4 2023 (1)	139	(17)	122
LTM Adjusted EBITDA (1)	$714	$(17)	$697
Net First Lien Debt / LTM Adj. EBITDA	2.8x	0.1x	2.9x
Net Sr. Secured Debt / Adj. EBITDA	2.3x	—	2.3x
Net Debt / LTM Adj. EBITDA	6.4x	0.2x	6.6x
(1)    Revisions primarily represent (i) revenue reversals that will be recognized in future periods, (ii) a non-cash fixed asset write-off, and (iii) an inventory valuation adjustment.